EXHIBIT 1.01
(Amended)
SELLING AGENT AGREEMENT
                                        , 2009
Superfund USA, Inc.
489 Fifth Avenue
New York, NY  10017
Ladies and Gentlemen:
     Superfund Gold, L.P., a Delaware limited partnership (the “Company”), whose general partner is Superfund Capital Management, Inc. (“SCM”), and SCM hereby agree with Superfund USA, Inc. (“SUSA”), as follows:
INTRODUCTION
     The Company is offering (the “Offering”) for sale its newly issued limited partnership units (the “Units”) in two separate series, namely Series A and Series B (each a “Series”), and within each Series, in Sub-Series, namely Series A-1, Series A-2, Series B-1 and Series B-2 (each, a “Sub-Series”). It is acknowledged that SCM may, in its sole discretion, regardless of any priorities or preferences, accept or reject subscriptions in whole or in part in the Offering and terminate the Offering at any time. Once made, subscriptions are irrevocable provided that a subscriber may revoke his subscription within (five) 5 business days following subscriber’s delivery of a subscription agreement to SUSA, by the subscriber delivering written notice to SCM.
     The term “Initial Offering Period” is the period commencing on the date of the Prospectus and scheduled to end on                     , 2009. During the Initial Offering Period, SUSA will offer Units for sale at an “Initial Closing.” The initial Net Asset Value per Unit will be the U.S. dollar price per ounce of gold established by the gold pool members of the London Bullion Market Association at the London A.M. fixing on the day the Series begin their trading and investment activities, expected to be the first business day following the end of the Initial Offering Period. The number of Units to be issued to each investor subscribing for Units during the Initial Offering Period will be determined by dividing each investor’s subscription amount by the U.S. dollar price per ounce of gold established as described above.
     Units which remain unsold following the Initial Closing will be offered for sale in a continuing offering (the “Continuing Offering”) at monthly closings (“Monthly Closings;” the Initial Closing or any Monthly Closing, each a “Closing”) to be held on the last day of each month at a price equal to 100% of the net asset value per Unit, as described in the Company’s Amended and Restated Limited Partnership Agreement as may be amended from time to time (the “Partnership Agreement”), of the applicable Sub-Series of Units as of the close of business on the date of such Monthly Closing.
     The minimum initial subscription for an investor is $5,000. Once an investor has been admitted to the Company, the minimum additional subscription is $1,000.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement, as may be amended and as declared effective by the Commission, is hereinafter referred to as the “Registration Statement.” The prospectus on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the “Prospectus,” except that if the Company files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, or if the Company files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, the term “Prospectus” refers to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.
     Any terms not expressly defined herein have the same definition and meaning as is set forth in the Prospectus.
SECTION 1. APPOINTMENT OF SUSA
     Subject to the terms and conditions herein set forth, the Company hereby appoints SUSA as its exclusive marketing agent to consult with and advise the Company, and, on a “best efforts” basis, to assist the Company with the solicitations of subscriptions for Units in connection with the Company’s offering of the Units in the Offering. SUSA will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Company’s subscription agreement for the purchase of Units and this Agreement.
     On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, SUSA accepts such appointment and agrees to consult with and advise the Company as to matters relating to the Offering and agrees to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that SUSA will not be responsible for obtaining subscriptions for any specific number of Units, will not be required to purchase any Units and will not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order or decree, directive, agreements or memorandum of or with any court, regulatory body, administrative agency, or other government body. Units will be offered by means of Subscription Agreements and Subscription Agreement for an Additional Investment, substantially in the respective forms set forth as Exhibit D and F to the Prospectus (each a “Subscription Agreement”).
     The parties agree that Units may be sold by SUSA or by other broker-dealers appointed by SUSA (each an “Additional Selling Agent”), provided that each such other broker-dealer executes an Additional Selling Agent Agreement in the form attached hereto as Exhibit A. SUSA and each Additional Selling Agent will notify the Company of the identity of the registered representative of SUSA or Additional Selling Agent, as the case may be, credited with the sale of each Unit.
     SUSA and each Additional Selling Agent will agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in its records and make available to the Company for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by them.
SECTION 2. COMPENSATION OF SUSA AND ADDITIONAL SELLING AGENTS
     As compensation for SUSA’s services under this Agreement or an Additional Selling Agent’s services under an Additional Selling Agent Agreement, the Company will pay to SUSA, solely from the assets associated with the Series for which a Unit is subscribed, an annual 2% selling commission payable at the rate of 1/12 of 2% per month of the month-end net asset value of each such Unit; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price for such Unit, although it is acknowledged and agreed that the actual cumulative selling commissions per Unit to be paid to SUSA may be slightly less than 10% of the initial public offering price for such Unit due to the monthly accounting procedures described in the Partnership Agreement (which would otherwise cause the selling commission expense to be charged against a Unit to exceed 10% of such Unit’s initial public offering price in the next succeeding monthly allocation of profits and losses) and the necessity to maintain a uniform net asset value per Unit within a Sub-Series of a Series and to comply with FINRA’s NASD Conduct Rule 2810. Notwithstanding the foregoing, if a subscriber participates in an Additional Selling Agent’s asset-based or fixed-fee investment program and Units are purchased through such program, or if subscriber participates in a registered investment adviser’s asset-based fee or fixed-fee advisory program and the subscriber’s investment adviser recommends a portfolio allocation to the Units for which SUSA serves as selling agent, such Units will not be subject to the annual 2% selling commissions (and the subscriber will be issued Series A-2 or Series B-2 Units, as applicable). The Fund and SCM acknowledge that SUSA may pay all

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or any portion of the compensation paid to SUSA hereunder to Additional Selling Agents pursuant to the terms of Additional Selling Agents Agreements between SUSA and any such Additional Selling Agents.
     The appointment of SUSA hereunder will terminate upon completion or termination of the Offering.
SECTION 3. CLOSING DATES, RELEASE OF FUNDS
     (a) The Initial Closing for the acceptance of subscriptions for Units of Currency is currently scheduled to be held on or before                     , 2009. Monthly Closings in the Continuing Offering for Units will thereafter be held as of the last day of each month.
     (b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, SCM, on behalf of the Company, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by SCM. No certificate evidencing Units will be issued to any subscriber; rather, SUSA will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by SCM at each Closing.
     (c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber.
     (d) Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units will be paid and delivered to the Company at each Closing.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     The Company and SCM represent and warrant to SUSA as follows:
     (a) The Company has filed the Registration Statement with the Commission on June 13, 2008 and Amendment No. 1 thereto on November 6, 2008. The Company has also filed copies of the Registration Statement with the Financial Industry Regulatory Authority (“FINRA”) pursuant to its NASD Conduct Rules and the National Futures Association (the “NFA”) in accordance with NFA Compliance Rule 2-13. At the time the Registration Statement becomes effective and at all times thereafter, including the Initial Closing and each Monthly Closing, the Registration Statement shall comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the Commodity Exchange Act (the “CEA”), the rules of the Commodity Futures Trading Commission (the “CFTC Rules”), and the rules of NFA. The Registration Statement and the Prospectus contain all statements and information required to be included therein by the CEA and the CFTC Rules. The Registration Statement, the Prospectus, and any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Company for use in connection with the Offering does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if applicable, at such later time as any Prospectus was filed with the Commission, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 4(a) will not apply to statements in or omissions from such Registration Statement, Prospectus or any Sales Information made in reliance upon and in conformity with information furnished to the Company by SUSA expressly regarding SUSA for use in the Prospectus or Sales Information. The Sales Information will comply with the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules, FINRA’s NASD Conduct Rules and the rules of the NFA.
     (b) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by SCM and the Company as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription Agreement, the Units will constitute valid limited partnership interests in the Company of the Series for which Units were subscribed.

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     (c) The Company has been duly formed and is validly existing as limited partnership in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Prospectus, and has been duly qualified to do business under the laws of, and is in good standing as such in, every jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company (a “Material Adverse Effect”).
     (d) SCM is a corporation duly organized, validly existing, and in good standing under the laws of Grenada, and is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect SCM’s ability to perform its obligations hereunder or under the Limited Partnership Agreement or as described in the Prospectus.
     (e) Each of the Company and SCM has full power and authority, as applicable, under applicable law, to conduct its business and perform its respective obligations, as applicable, under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or SCM is a party.
     (f) SCM will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement.
     (g) The Company does not own, directly or indirectly, other than in the ordinary course of its business, equity securities or any equity interest in any business enterprises.
     (h) This Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or SCM is a party have each been duly and validly authorized, executed and delivered by SCM on behalf of the Company and SCM, as applicable, and each constitutes a valid and binding agreement of the Company and SCM, as applicable, enforceable against the Company and SCM, as applicable, in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Company has full power and lawful authority to issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, all necessary corporate proceedings therefor have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units, except such as may be required under the 1933 Act or state securities laws.
     (i) The Units have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Units are not subject to preemptive rights of any security holder of the Company.
     (j) The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or SCM is a party, to be performed by the Company and SCM, as applicable, will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or SCM pursuant to the terms of any indenture, mortgage, deed of Company, agreement for money borrowed or any other material agreement or instrument to which the Company or SCM is a party, or by which the Company or SCM may be bound, or to which any of the property or assets of the Company or SCM are subject, nor will such action result in any violation of the provisions of the charter or the bylaws, certificate of limited partnership or partnership agreement, as applicable, of the Company or SCM, or any statute or any order, rule or regulation applicable to the Company or SCM of any court or any regulatory authority or other governmental body having jurisdiction over the Company or SCM, assuming satisfaction by SUSA of the terms of this Agreement and full compliance by SUSA and any other broker-dealers and their associated persons with all applicable statutes, orders, rules, or regulations in connection with the Offering.

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     (k) The financial statements of the Company and SCM, together with the related notes thereto, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Company and SCM on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles (“GAAP”), which were consistently applied throughout the periods involved, except as otherwise disclosed therein. Since the date of the statements of financial condition included in the Registration Statement, except as contemplated in the Prospectus, no events have occurred that have had a Material Adverse Effect. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Company and SCM and (ii) in compliance in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (l) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of SCM, threatened, any action, suit or proceeding, before or by any court, governmental agency or body or self-regulatory organization to which SCM, any “principals” of SCM, as defined in CFTC Rule 4.10(e) (“SCM Principals”) or the Company is a party, which might result in a Material Adverse Effect, nor is SCM aware of any facts which would form the basis for the assertion of any material claim or liability that are not disclosed in the Registration Statement and Prospectus, and neither SCM nor any SCM Principal has received any notice of an investigation by the Commission, the CFTC, FINRA or the NFA regarding noncompliance by SCM, SCM Principals or the Company with the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any other federal securities laws, rules or regulations, the CEA, the CFTC Rules, or the rules of FINRA or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of SCM or of the Company, or which could be material to an investor’s decision to invest in any of the Company.
     (m) SCM and each SCM Principal have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or SCM is a party. SCM is registered as a commodity pool operator under the CEA and is a member in good standing of the NFA. The SCM Principals identified in the Prospectus are all of the SCM Principals.
     (n) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools “operated” within the meaning of the CEA by SCM and of the SCM Principals is disclosed in the Prospectus.
     (o) The Company and SCM have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and SCM has no knowledge of any tax deficiency which has been or might be asserted against the Company or SCM, which would result in a Material Adverse Effect.
     (p) All contracts and other documents of the Company or SCM which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.
     (q) The conduct of the businesses of the Company and SCM is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company and SCM are in possession of all necessary licenses, permits, consents, certificates, orders, and other governmental authorizations currently required for the conduct of their respective businesses, except where failure to obtain such licenses, permits, consents, certificates, orders or other governmental authorizations would not have a Material Adverse Effect, and all such licenses, permits, consents, certificates, orders and other governmental authorizations are in full force and effect and neither the Company nor SCM has received any notice of proceedings related to the revocation or modification thereof, and the Company and SCM are in all

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material respects complying therewith; the expiration of any such licenses, permits, consents, certificates, orders and other governmental authorizations would not materially affect their operations; and none of the activities or businesses of the Company or SCM is in violation of, or causes the Company or SCM to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.
     (r) Neither the Company nor SCM is in violation, breach or default of or under its charter or bylaws, certificate of limited partnership or limited partnership agreement, as applicable, or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Company or SCM is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a Material Adverse Effect.
     (s) The Company will make and keep accurate books and records reflecting the assets associated with each of its Series and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is permitted only in accordance with management’s authorization; and (iv) the reported account of the assets of the Company compared with existing assets at reasonable intervals.
     (t) The Company knows of no outstanding claims for finder’s, origination or underwriting fees with respect to the sale of the Units except as contemplated herein.
     (u) All material transactions between the Company or SCM and the officers, directors, partners or shareholders who beneficially own more than 5% of any class of the Company’s voting securities required to be disclosed under the rules of the Commission, have been accurately disclosed in the Registration Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.
     Any certificate signed by an officer of SCM and delivered to SUSA or its counsel that refers to this Agreement will be deemed to be a representation and warranty by SCM to SUSA as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.
     SUSA represents and warrants to the Company and SCM that it is registered with the Commission as a broker-dealer and is a member in good standing of FINRA and (i) it will comply fully with all applicable statutes, rules and regulations applicable to broker-dealers and the sale of securities to the public in any jurisdiction in which it will offer Units, (ii) it is a validly existing corporation and is in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform its obligations under this Agreement, (iii) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes a valid and binding agreement of SUSA enforceable against SUSA in accordance with its terms, and (iv) it is aware of the requirements of the USA PATRIOT Act, the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control and other applicable federal anti-money laundering laws and regulations (collectively, the “AML Laws”), it has adopted and has in place anti-money laundering policies and procedures reasonably designed to verify the identity and source of funds of each subscriber to be introduced to the Company by SUSA, such policies and procedures are properly enforced and are consistent with the AML Laws, and it will take all reasonable steps to assure itself that subscribers for Units introduced to the Company by SUSA are not individuals, entities or countries that may subject the Company or SCM to criminal or civil violations of any AML Laws.
SECTION 5. COVENANTS OF THE COMPANY
     The Company and SCM hereby covenant with SUSA as follows:
     (a) SCM will not file any amendment to the Registration Statement without giving SUSA a reasonable period of time to review such amendment prior to filing or to which SUSA reasonably objects, unless advised by

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counsel that doing so is required by law. SCM will notify the SUSA immediately, (i) when any amendment to the Registration Statement shall have become effective or any supplement (not including any monthly report) to the Prospectus is filed, (ii) of the receipt of any further comments from the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body with respect to the Registration Statement, (iii) of any request by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body for any further amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (iv) of any material criminal, civil or administrative proceedings against or involving SCM or the Company, (v) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the registration or NFA membership of SCM as a “commodity pool operator” or the registration of the Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Sales Information or of the institution, or notice of the intended institution, of any action or proceeding for that purpose, or (vi) of any threatened action of the type referred to in clauses (iii) through (v) of which SCM is aware. In the event any order of the type referred to in clause (v) is issued, SCM agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date.
     (b) SCM will deliver to SUSA as many conformed copies of the Registration Statement as originally filed and of each amendment thereto, together with exhibits, as SUSA may reasonably request, and will also deliver to SUSA such number of conformed copies of the Registration Statement as originally filed and as of each amendment thereto without exhibits as SUSA shall reasonably request.
     (c) SCM will deliver to SUSA as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of the Sales Information as SUSA may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.
     (d) SCM will deliver to SUSA: (i) copies of all “Blue Sky” and other state securities law clearances obtained by the Company and (ii) copies of all monthly and annual reports, and of any other communications, sent to the unitholders.
     (e) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, SCM and the Company will comply with all requirements imposed upon them by the 1933 Act, the 1933 Act Regulations, the CEA and the CFTC Rules, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.
     (f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of SCM or SUSA, to amend or supplement the Prospectus in order (i) to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC or SEC regulations, SCM shall forthwith prepare and furnish to SUSA, at the expense of SCM, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so as to effect the necessary changes. No such amendment or supplement shall be filed or used without the approval of SUSA.
SECTION 6. COMPLIANCE WITH RULE 2810 AND GENERAL LAWS
     (a) It is understood that SUSA has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, SUSA represents that it will comply fully with all applicable laws, and the rules and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, SUSA represents and warrants that it is familiar with Rule 2810 of the NASD Conduct Rules and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. SUSA will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.
     (b) SUSA agrees not to recommend the purchase of Units to any subscriber unless SUSA shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other

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things, the subscriber’s investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Company is in no respects a “tax shelter”) the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of an investment in a Series, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in such Series; and the Units in such Series are otherwise a suitable investment for the subscriber. SUSA agrees to maintain such records as are required by the applicable rules of FINRA and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, SUSA further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from SCM regarding the information set forth thereunder as SUSA has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Series and provides an adequate basis to subscribers for evaluating an investment in the Units:
“The Risks You Face”
“Superfund Capital Management Inc.”
“Management’s Discussion and Analysis of Prospective Operations”
“Conflicts of Interest”
“Charges”
“Use of Proceeds”
“Distributions; Redemptions; Exchanges; Net Asset Value
“Federal Income Tax Aspects”
“The Futures and Forward Markets”
“Investment Considerations”
     In connection with making the representations and warranties set forth in this paragraph, SUSA has not relied on inquiries made by or on behalf of any other parties.
     SUSA agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.
     (c) All payments for subscriptions may be made by subscriber check payable to “Superfund Gold, L.P. – Series A Escrow Account” or “Superfund Gold, L.P. — Series B Escrow Account” for deposit in the Company’s accounts at such bank identified in the Prospectus, or a supplement thereto, or otherwise identified by SCM), and submitted to SCM. Such payments will be transmitted to the Company’s bank by noon, New York time, on the business day (in the case of foreign dealers, as soon as practicable) following receipt thereof in accordance with the procedures set forth in the Prospectus and the Subscription Agreement.
     (d) The SUSA and the SCM may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate; provided that any such arrangement must comply in all relevant respects with SEC Regulation 15c2-4 to the extent applicable.
SECTION 7. PAYMENT OF EXPENSES
     SCM or the Company, as the case may be, shall pay all expenses incident to the performance of the obligations of the Company under this Agreement, as set forth in the Prospectus, including, without limitation, the following: (i) the fees and disbursements of the Company’s counsel, accountants and other advisors; (ii) the qualification of the Units under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iii) the printing and delivery to SUSA in such quantities as SUSA reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (iv) filing fees incurred in connection with the review of the Offering by the Commission (it being understood that SUSA shall bear the filing and review fees of FINRA).

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SECTION 8. INDEMNIFICATION
     (a) SCM agrees to indemnify and hold harmless SUSA and any Additional Selling Agent, its respective officers, directors, agents, servants and employees and each person, if any, who controls SUSA within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Company or based upon written information supplied by the Company or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the “Blue Sky Application”), or (c) any application or other document, advertisement, or written communication (“Sales Information”) prepared, made or executed by or, with its consent, on behalf of the Company, or based upon written or oral information furnished by, or with its consent, on behalf of the Company, in connection with or in contemplation of the transactions contemplated by this Agreement and approved in writing by the Company; (ii) arise out of or are based upon the omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements in, or material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Company by SUSA regarding SUSA expressly for use in the Prospectus.
     (b) SUSA agrees to indemnify and hold harmless SCM and the Company, their respective directors, officers, agents, servants and employees, and each person, if any, who controls SCM and the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that SCM or the Company or any of them may suffer or to which the SCM or the Company or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse SCM and/or the Company and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by SCM or the Company or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Sales Information, or arise out of or are based upon the omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any violation of law, regulation, or rule of any self-regulatory organization of which SUSA is a member in connection with the offer or sale of Units or (iii) any breach of this Agreement; provided, however, that SUSA’s obligations under clause (i) of this Section 8(b) with respect to any statement or omission will exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or was omitted from the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Company by SUSA regarding Atrium Securities expressly for use in the Prospectus.
     (c) Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice

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would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 8. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.
SECTION 9. CONTRIBUTION
     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from SCM or SUSA, SCM or SUSA will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the SCM or SUSA from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that SUSA is responsible for that portion represented by the percentage that the fees paid to SUSA pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Units in the Offering and SCM will be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the SCM on the one hand and SUSA on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the SCM on the one hand and SUSA on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Company bears to the total fees (not including expenses) received by SUSA. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by SCM (on behalf of the Company) on the one hand or SUSA on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. SCM and SUSA agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above in this Section 9 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that SUSA will not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to SUSA under the Agreement. It is understood that the above-stated limitation on SUSA’s liability is essential to SUSA and that SUSA would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of SCM and SUSA under this Section 9 and under Section 8 hereof will be in addition to any liability which SCM and SUSA may otherwise have. For purposes of this Section 9, each of SUSA’s officers and directors and each person, if any, who controls SUSA within the meaning of the 1933 Act and the 1934 Act will have the same rights to

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contribution as each officer and director of SCM and each person, if any, who controls SCM within the meaning of the 1933 Act and the 1934 Act, and each officer and director of SCM, will have the same rights to contribution as SUSA or SCM, respectively. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought. No person will be entitled to contribution hereunder who fails to give notice as provided in this Section 9 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution under this Section 9.
SECTION 10. TERMINATION
     SUSA shall have the right to terminate its participation under this Agreement at any time for cause and at any time after the end of the Initial Offering Period upon fifteen (15) business days’ prior written notice of such termination to SCM. SCM may terminate the offering of the Units at any time upon fifteen (15) business days’ prior written notice to SUSA.
SECTION 11. SURVIVAL
     Irrespective of the expiration or termination of this Agreement, Sections 2, 5, 8 and 9 hereof shall survive, and all applicable provisions of this Agreement with respect to outstanding Units.
SECTION 12. SERIES ACKNOWLEDGEMENT
     The parties hereto acknowledge and agree that the Company is organized as a “series” limited partnership pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the Company generally or any other Series. By way of example and not limitation, any selling commission payable to SUSA hereunder in connection with the sale of a Unit, shall be payable only from the assets associated with the Series of which such Unit is a unit and SUSA shall have no claim against the Company generally or any other Series therefor.
SECTION 13. MISCELLANEOUS
     All communications hereunder shall be in writing and, if sent to SCM or the Company, shall be mailed, delivered or telecopied and confirmed to SCM at: Otway Building, PO Box 1479 Grand Anse, St. George’s Grenada, West Indies, Attention: President. If sent to SUSA, shall be mailed, delivered or telecopied and confirmed to it at 489 Fifth Avenue, New York, New York 10017, Attention: President. Notices shall be effective when actually received.
     This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 8 hereof and no other person will have any right or obligations hereunder. The term “successor” does not include any purchaser of any of the Units.
     This Agreement will be governed by and construed in accordance with the law of the State of Illinois without regard to the principles of conflicts of law thereof.
     This Agreement may be signed in various counterparts which together will constitute one agreement.
[Signatures follow]

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     If the foregoing correctly sets forth the arrangement among the Company, SCM and SUSA, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and SUSA’s acceptance will constitute a binding agreement.

Very truly yours,

SUPERFUND GOLD, L.P.

By:	Superfund Capital Management, Inc.,
its General Partner

By:
Nigel James President

SUPERFUND CAPITAL MANAGEMENT, INC.

By:
Nigel James President

Accepted as of the date first above written.

SUPERFUND USA, INC.

By:
Aaron Smith, President

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EXHIBIT A
ADDITIONAL SELLING AGENT AGREEMENT
Made on Date between:
Superfund USA, Inc.
489 Fifth Avenue
New York, NY 10017
And
Company Name
Street Address
City, State Zip
(sometimes hereinafter called the “Additional Selling Agent”)
Whereas:
A.	Superfund Capital Management, Inc. (“SCM”) is an International Business Company registered on the 11th day of November, 1999 pursuant to CAP 152 of the 1990 Revised Laws of Grenada Company No. 1102 of 1999 — 2046, and is the general partner of Superfund Gold, L.P. (the “Partnership”).

B.	Superfund USA, Inc. (“SUSA”) is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and has been appointed by the Partnership as exclusive marketing agent to assist the Partnership with the solicitation of subscriptions for “Units” (as hereinafter defined) in the Partnership.

C.	The “Additional Selling Agent” is a registered broker-dealer and member of FINRA and is organized in accordance with the laws of the state or country of its formation.

D.	“Units” means limited partnership units in the Partnership, which are expressly announced to the Additional Selling Agent as covered by this Agreement.
Now in consideration of the mutual promises and agreements contained in this Additional Selling Agent Agreement, including all attached schedules (collectively, the “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
1. Appointment of the Additional Selling Agent
1.1	SUSA hereby invites the Additional Selling Agent to participate as an additional selling agent on a non-exclusive, non-transferable and non-assignable basis to offer for sale Units. The Additional Selling Agent hereby accepts such invitation and agrees to participate in such offer for sale on the terms and conditions set out in this Agreement.

1.2	The Additional Selling Agent warrants that it has obtained all necessary licenses and authorizations of all applicable authorities to engage in the activities covered by this Agreement and the Additional Selling Agent shall immediately inform SUSA in writing if at any time such license or authorization expires or is withdrawn. Without limiting the foregoing, Additional Selling Agent represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of FINRA. The Additional Selling Agent acknowledges its understanding that it is not entitled to any remuneration or other compensation hereunder for any period during which it has been suspended or expelled from membership in FINRA.

1.3	The Additional Selling Agent shall comply fully with all applicable laws, and the rules and interpretations of FINRA (inclusive of its NASD Conduct Rules), the Securities and Exchange Commission (“SEC”), state securities administrators and any other regulatory body having jurisdiction over the Additional Selling Agent and agrees that under no circumstances shall the Additional Selling Agent engage in any activities hereunder in any jurisdiction (i) in which SUSA has not informed the Additional Selling Agent that the Units are qualified for sale or are exempt under the applicable securities or Blue Sky laws thereof or (ii) in which the Additional Selling Agent may not lawfully engage. In particular, and not by way of limitation, SUSA represents and warrants that it is familiar with Rule 2810 of FINRA’s NASD Conduct Rules and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units.

1.4	The Additional Selling Agent understands and agrees that the Partnership reserves the right to cancel or refuse or terminate, in whole or in part, any instruction or application to subscribe for Units or contract for purchase of any Units. The Additional Selling Agent agrees that no commission will be due or owing to the Additional Selling Agent on any transactions, which are refused or cancelled.

1.5	The Additional Selling Agent shall perform the services hereunder as an independent contractor and not as an employee of the Partnership or SUSA. Nothing in the Agreement shall constitute or is deemed to constitute a partnership, joint venture, agency, trust, formal business organization, separate legal entity or other association of any kind between the parties hereto. The Additional Selling Agent shall have no authority to bind or act on behalf of the Partnership or SUSA. Except as specifically provided by this Agreement, Additional Selling Agent shall not act or represent or hold itself out as having authority to act as agent or partner of the Partnership or SUSA, or in any way bind or commit the Partnership or SUSA to any obligations. Any such act will create a separate liability of Additional Selling Agent to any and all third parties affected as a consequence. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective and each party shall be responsible individually only for its obligations described by this Agreement.
2. Duties of the Additional Selling Agent
2.1	The Additional Selling Agent:
(a)	shall not make any representation other than as set out in the sales documents, the currently effective Registration Statement or the Prospectus contained therein (“the Prospectus”), or similar documents issued by the Partnership (collectively, “Sales Materials”), or give or make any warranty on behalf of the Partnership or SUSA. The Additional Selling Agent acknowledges that it has received copies of the Partnership’s Sales Materials, as amended and supplemented to the date hereof, and acknowledges that it has access to the Partnership’s current effective Registration Statement and amendments thereto through the SEC’s EDGAR database or, otherwise, has requested and received copies of the same from SUSA;

(b)	shall observe the terms and conditions relating to the promotion of the Partnership and to the issuance and sale of the Units whether contained in the Sales Materials issued by the Partnership or in any directions of SUSA provided to the Additional Selling Agent, or imposed by law or regulations having the force of law in any country or territory in which the Additional Selling Agent is promoting the Units or in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national and, in particular, but without limitation, the Additional Selling Agent shall not promote the Units or procure or seek to procure subscriptions for the Units from any person (whether an individual, firm or corporation) who is not eligible by reason of nationality or otherwise, to invest in the Units; and

(c)	acknowledges its responsibility under applicable law to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each person to whom Additional Selling Agent introduces Units, based on information provided by such person.
2.2	In connection with its activities under this Agreement, the Additional Selling Agent shall use only such Sales Materials as have been approved by the Partnership or SUSA. SUSA shall obtain approval for such Sales Materials to the extent legally required by the supervisory authority in any relevant jurisdiction prior to their use. The Additional Selling Agent shall not circulate any Sales Materials, which have been withdrawn or supplemented.

2.3	The Additional Selling Agent shall have no authority to accept applications for Units on behalf of the Partnership and shall in no circumstances have any power to enter into a transaction on behalf or in any other way to bind the Partnership or SUSA.

2.4	The Additional Selling Agent warrants to observe the conduct of business rules applicable in any state or territory in which the Additional Selling Agent is promoting the Units or — if applicable — in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national. It is the Additional Selling Agent’s duty to inform investors and potential investors in a reasonable manner about the Units and about the risks of investing in them, as presented and disclosed in the Partnership’s Sales Materials, and to observe the terms and conditions relating to the sale and distribution of Units imposed by law or regulations having the force of law in any applicable state or territory.

2.5	Additional Selling Agent recognizes and acknowledges that all rights and goodwill in or to any and all trademarks, trade names and logos of the Partnership or SUSA (each a “Mark”) belong solely and exclusively to the Partnership, SUSA and/or their respective licensors, and that all rights resulting from Additional Selling Agent’s use of any Mark shall inure to the sole and exclusive benefit of the Partnership, SUSA and/or their respective licensors. Additional Selling Agent’s use of a Mark shall be in a form and manner satisfactory to SUSA (which shall exercise its commercially reasonable discretion in determining whether such use is of a satisfactory quality and standard), and in compliance with any applicable country-of-origin labeling requirements. Additional Selling Agent’s use of any Marks shall be restricted to and coextensive with the performance of all of Additional Selling Agent’s duties under this Agreement, shall cease immediately in the event this Agreement is terminated, and shall not be construed as conferring upon Additional Selling Agent any right or interest in or to such trademarks, trade names, or logos or to any registration thereof.

2.6	In connection with the performance of its duties hereunder, the Additional Selling Agent shall use only those Sales Materials provided by SUSA or otherwise approved by SUSA in writing prior to use.

2.7	Additional Selling Agent agrees not to recommend the purchase of Units to any subscriber unless Additional Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of NASD Conduct Rule 2810 and giving due consideration to the fact that the Partnership is in no respects a “tax shelter”) the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of an investment in Units, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Partnership; and the Units are otherwise a suitable investment for the subscriber. Additional Selling Agent agrees to maintain such records as are required by the applicable rules of FINRA and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, Additional Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from SUSA regarding the information set forth thereunder as Additional Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Partnership and provides an adequate basis to subscribers for evaluating an investment in the Units:
“The Risks You Face”
“Superfund Capital Management Inc.”
“Management’s Discussion and Analysis of Prospective Operations”
“Conflicts of Interest”
“Charges”
“Use of Proceeds”
“Distributions; Redemptions; Exchanges; Net Asset Value”
“Federal Income Tax Aspects”
“The Futures and Forward Markets”
“Investment Considerations”
In connection with making the representations and warranties set forth in this paragraph, Additional Selling Agent has not relied on inquiries made by or on behalf of any other parties.

Additional Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.
3. Duties of SUSA
SUSA shall support the Additional Selling Agent concerning the offering and distribution of the Units by providing the Additional Selling Agent with such sales documents and promotional brochures as have been approved by the Partnership or SUSA, including copies of the Prospectus and on a timely basis, any amendments and supplements thereto, without charge, and providing the Additional Selling Agent with such current information or modifications regarding the Partnership or the distribution of Units as may be necessary for the Additional Selling Agent to perform its duties hereunder.
4. Territory
The Additional Selling Agent is authorized to promote, offer, sell, distribute and deliver Units only in states in which both the Additional Selling Agent is properly registered and authorized to do business and in which the Partnership has registered the offering of Units pursuant to applicable state “Blue Sky” laws.

5. Compensation
The remuneration payable to the Additional Selling Agent on transactions based on the net asset value of Units is set out in the attached Schedule I. All fees shall be paid monthly in arrears no later than the 20th calendar day of such subsequent month according to Schedule I based on the net asset value of Units which the Additional Selling Agent is credited as having been sold. The Partnership shall have the right, in its sole discretion, to evaluate potential purchasers procured by the Additional Selling Agent and decline to sell Units to any potential purchaser for any reason. Nothing in this Agreement shall be construed so as to require any payment to the Additional Selling Agent for procuring potential purchasers who, for any reason, do not purchase Units.
Notwithstanding any other provision of this Agreement, Additional Selling Agent shall not be entitled to compensation in respect of a sale of Units if SUSA determines that another authorized additional selling agent is primarily responsible for or should otherwise be credited with such sale. In making this determination, SUSA will endeavor to act fairly. Any dispute between two or more additional selling agents shall be conclusively resolved by SUSA.
6. Prevention of Money Laundering
6.1	The Additional Selling Agent represents and warrants that it is aware of the requirements of the USA PATRIOT Act, the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control and other applicable federal anti-money laundering laws and regulations (collectively, the “AML Laws”), it has adopted and has in place anti-money laundering policies and procedures reasonably designed to verify the identity and source of funds of each subscriber to be introduced to the Partnership by the Additional Selling Agent such policies and procedures are properly enforced and are consistent with the AML Laws, and it will take all reasonable steps to assure itself that subscribers for Units introduced to the Partnership by the Additional Selling Agent are not individuals, entities or countries that may subject the Partnership, SUSA or SCM to criminal or civil violations of any AML Laws. In the event that SUSA, SCM or the Partnership requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of such information to SUSA and all appropriate authorities. The Additional Selling Agent will retain the evidence of verification of identity and records of all transactions for at least five years following the ending of the relationship with any person for whom orders for the subscription of Units have been effected.

6.2	SUSA reserves the right to seek and the Additional Selling Agent agrees to supply to the Partnership, SCM and SUSA and/or any designated representative of them, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the Additional Selling Agent and any suspected or potential money laundering. If the Additional Selling Agent fails to supply such documentation as requested by the Partnership, SCM, SUSA and/or any representative of either of them within a reasonable period of time, this Agreement may be terminated for cause at the sole discretion of SUSA in accordance with Subsection 7.1 hereof. In the event that the Partnership, SCM, SUSA, and/or any representative of either of them is required by any competent authority to provide information as to the identity of the Additional Selling Agent or in the event that money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of all relevant information to the Partnership, SCM, SUSA, and all appropriate authorities.

6.3	The Additional Selling Agent warrants and agrees to indemnify the Partnership, SCM and SUSA and hold the Partnership, SCM and SUSA harmless from and against any and all liabilities, losses, damages, claims and expenses, including attorneys’ and other legal fees, in connection with any breach of the Additional Selling Agent’s obligations under this Section 6 of this Agreement.
7. Termination
7.1	SUSA may terminate or suspend this Agreement immediately if any licenses or approvals required of the Additional Selling Agent are suspended, expire or are revoked or if the Additional Selling Agent is otherwise unable to perform its duties hereunder, or if any finding of wrongdoing or breach of any applicable laws or regulations is made against it or if the Additional Selling Agent breaches any term or conditions of this Agreement.

7.2	Either Party may terminate this Agreement without cause upon 30 days written notice given to the other party. In the event that SUSA terminates this Agreement without cause under this Subsection 7.2, then the Additional Selling Agent shall be entitled to receive the remuneration identified herein for an additional eighteen (18) months subsequent to the termination of this Agreement provided, however, that the Additional Selling Agent continues to comply with all of its obligations hereunder during said period of time, and subject to FINRA’s NASD Conduct Rule 2810 relating to maximum permissible sales compensation.

7.3	If this Agreement is terminated by the Additional Selling Agent, or by SUSA pursuant to Article 7.1, then the Additional Selling Agent shall not be entitled to any commissions, or any other remuneration (other than accrued but unpaid commissions), subsequent to the first to occur of (i) the suspension, expiration or revocation of any licenses or approvals required of the Additional Selling Agent, or (ii) the date that Additional Selling Agent is otherwise unable to perform its duties hereunder, or (iii) the date of any wrongdoing or breach of any applicable laws or regulations or this Agreement by Additional Selling Agent, or (iv) the date of termination hereof.
8. Indemnification
8.1	SUSA agrees to indemnify and hold harmless the Additional Selling Agent and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act of 1933 (the “Securities Act”) against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that in no event shall the indemnification agreement contained in this Subsection 8.1 of Section 8 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses, liabilities or actions arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or an omission in a preliminary prospectus or the

Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, at or prior to the delivery to SUSA of such person’s subscription agreement, the untrue statement or omission which is the basis of the loss, claim, damage, expense, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had been sent or given to such indemnified person at or prior to the receipt by SUSA of such subscription agreement.

8.2	The Additional Selling Agent agrees to indemnify and hold harmless the Partnership, SCM and SUSA, as the case may be, and each person, if any, who controls the Partnership or as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from SUSA set forth in Section 8.1 (and, in the case of SUSA, for any indemnity paid by SUSA pursuant to Section 8.1), insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon (i) any violation of law, regulation, or rule of any self-regulatory organization of which the Additional Selling Agent is a member in connection with the offer or sale of Units or (ii) a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the Additional Selling Agent.

8.3	Each of the parties to this Agreement understands that the obligations of each party subject to this Section 8 are separate and distinct. Notwithstanding any other provision of this Section 8, (i) SUSA shall have no obligation to indemnify the Additional Selling Agent for more than the amount of proceeds resulting from assets raised in the sale of Units by the Additional Selling Agent giving rise to claims resulting in Additional Selling Agent’s losses plus the Additional Selling Agent’s actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys’ and accountants’ fees incurred in defense thereof) and (ii) any obligation of SUSA to indemnify the Additional Selling Agent shall be adjusted to reflect the relative responsibility of the Additional Selling Agent (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

8.4	Any party which proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section

8, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 8 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the Additional Selling Agent and any person who controls the Additional Selling Agent within the meaning of Section 15 of the Securities Act, and (y) the Partnership, SCM and

SUSA and any person who controls the Partnership, SCM or SUSA within the meaning of Section 15 of the Securities Act.
9. Miscellaneous
9.1	This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall be effective unless the same shall be reduced to writing and signed by the parties hereto.

9.2	The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

9.3	In case that single terms of this Agreement are or become inoperative or impracticable, the rest of this Agreement shall remain unaffected thereby. To the extent practicable, any invalid or inoperative terms will be replaced by valid and operative terms, which are closest to the real purpose of the invalid or inoperative terms.

9.4	Any controversy, claim or dispute arising out of or relating to this Agreement shall be referred to arbitration in accordance with the rules of FINRA and judgment upon any award rendered may be entered in any court of competent jurisdiction.

9.5	This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

9.6	This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such Agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.

9.7	SCM is expressly made a third-party beneficiary of this Agreement, including, but not limited to, the provisions of Sections 6 and 8 hereof.

9.8	This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For Superfund USA, Inc.:	For Company Name:

Aaron Smith (President)
Print name:

Print title:

SCHEDULE I
REMUNERATION
Made on Date between:
Superfund USA, Inc.
489 Fifth Avenue
New York, NY 10017
And
Company Name
Street Address
City, State Zip
(sometimes hereinafter called the “Additional Selling Agent”)
This Schedule I is attached to, and made a part of that certain Additional Selling Agent Agreement, of even date herewith, between SUSA and the Additional Selling Agent. Any and all defined terms used herein shall have the meaning(s) assigned to them in said agreement.
     1. Payment of Remuneration. In consideration of the Additional Selling Agent soliciting and obtaining purchasers of the Units, Superfund USA, Inc. (“SUSA”) shall pay the Additional Selling Agent remuneration as follows:
     a) Initial Commission. For up to twelve months immediately following the sale of a Unit, SUSA will pay to the Additional Selling Agent a sales commission (the “Initial Commission”) equal to the Annual Percentage set forth in Paragraph 2 below. A pro rata portion of the Initial Commission will be paid to the Additional Selling Agent on a monthly basis (i.e., one twelfth of the Initial Commission per month), commencing no later than the 20th calendar day of the month following the month in which a purchase of a Unit occurs, until the entire Initial Commission is paid in full or, if sooner, the Unit is redeemed.
     b) Subsequent Commissions: In addition to the Initial Commission, the Additional Selling Agent shall receive additional selling commissions (“Subsequent Commissions” and together with the Initial Commissions, “Commissions”) from SUSA, equal to one twelfth of the Annual Percentage set forth in Paragraph 2 below, payment of the Subsequent Commissions shall commence no later than the 20th calendar day of the month following the month in which the full Initial Commission is paid, but in no event earlier than the thirteenth full month after the sale of the Unit. Provided, however, that the total of the Commissions shall not exceed 10% of applicable initial public offering price for such Unit. The Additional Selling Agent acknowledges and agrees that the actual cumulative Commissions per Unit to be paid by SUSA will be slightly less than 10% of the initial public offering price for such Unit due to the monthly accounting procedures described in the Partnership’s Amended and Restated Limited Partnership Agreement, attached as Exhibit A to the Prospectus (the “Partnership Agreement”), which would otherwise cause the selling commission expense to be charged against a Unit to exceed 10% of such Unit’s initial public offering price in the next succeeding monthly allocation of profits and losses, and the necessity to maintain a uniform net asset value per Unit within a Sub-Series of a Series (as such terms are defined in the Partnership Agreement) and to comply with FINRA’s NASD Conduct Rule 2810. Any such Commissions will be paid by SUSA and not directly by the Partnership, although they may be deemed to constitute underwriting compensation, and the Additional Selling Agent agrees that it will look only to SUSA for the payment of any Commissions due the Additional Selling Agent hereunder and will not seek payment of any such Commissions from the Partnership.
     c) Asset-Based or Fixed Fee Investment Programs: In respect of Units sold through and participating in the Additional Selling Agent’s asset-based or fixed-fee investment program, no selling commission shall be due from SUSA.
     2. Annual Percentage. The “Annual Percentage” shall be two percent (2%) of net asset value of each Unit which the Additional Selling Agent is credited as having sold.
     3. Limitations on Remuneration. In respect of its duties under this Agreement, in no event may an Additional Selling Agent be entitled to receive any more than one of the foregoing two methods of remuneration (Initial Commission and Subsequent Commission) with respect to a Unit for the same month(s) or any other given time period. The Additional Selling Agent shall not be entitled to receive any remuneration in respect of any Unit for periods of time subsequent to the redemption of such Unit. Additionally, payment of remuneration is subject to the rules promulgated by FINRA, including NASD Conduct Rule 2810, and other governing regulatory bodies. In the event that

FINRA, or any other governing regulatory body, imposes any restriction on any remuneration hereunder, then SUSA’s obligation to pay such remuneration shall be limited to the extent of any such restriction. In no event shall the Additional Selling Agent be entitled to receive any remuneration under this Agreement unless the Additional Selling Agent is registered as a broker-dealer and is a member in good standing with FINRA.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For Superfund USA, Inc.:	For Company Name:

Aaron Smith (President)
Print name:

Print title:

SUPERFUND GOLD, L.P.
ADDITIONAL SELLING AGENT AGREEMENT APPENDIX
SELLING AGREEMENT DATED Date
Please provide the following information.

1) Company Legal Name

2) Company Address

Street (P.O. Box not acceptable) City State Zip Code

3) Contact Name

4) Phone/Fax

5) E-mail

6) Bank name

7) Account Number

8) ABA Nr.

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